Supplemental Information 2021

Introduction Executive Summary 3 Company Profile & Investor Contacts 4 Capitalization Analysis & Research Coverage 5 2021 Guidance 6 Financial Information Consolidated Balance Sheet - GAAP 7 Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Ventures 8 Consolidated Statements of Operations - GAAP 9 Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Ventures 10 11 Net Operating Income 12 Management Fee Income 13 Capital Expenditure Summary 14 Debt Overview 15 Debt Covenant Compliance 16 Debt Maturities 17 Summary of Unconsolidated Joint Ventures 18 Operational & Portfolio Information Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue 19 Property Overview - Square Feet & Occupancy 20 Occupancy Summary 21 Leasing Summary 22 Lease Expiration Schedule 23 Lease Expiration by Market 24 Top 20 Tenants & Tenant Industry Profile 25 Transaction Activity (1/1/19 - 4/29/21) 26 - 27 Development Projects 28 Additional Information 29 Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO) 29 30 30 31 32 Definitions 33 Forward Looking Statements: Supplemental Information - Q1 2021 2 This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, future plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our guidance and underlying assumptions; expectations on timing of completion of announced acquisitions; expectations on occupancy rates and additional growth in same store net operating income; the impact of the COVID-19 pandemic on our results of operations; our ability to obtain future financing; future acquisitions and dispositions of operating assets; future repurchases of common stock; and market and industry trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, without limitation: risks affecting the real estate industry and the office sector, in particular (such as the inability to enter into new leases, dependence on tenants' financial condition, and competition from other owners of real estate); risks relating to lease terminations, lease defaults, or changes in the financial condition of our tenants, particularly by a significant tenant; risks relating to our ability to maintain and increase property occupancy rates and rental rates; adverse economic or real estate market developments in our target markets; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third -party response to, the COVID-19 pandemic; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements and similar governmental and private measures taken to combat the spread of COVID-19; future developments involving our strategic alternatives review process and the receipt of an unsolicited, non-binding proposal to acquire us, as well as costs, expenses and disruption associated with such strategic alternatives review process, proposal and threatened proxy contest; risks relating to the use of debt to fund acquisitions; availability and terms of financing; the ability to refinance indebtedness as it comes due; sensitivity of our operations and financing arrangements to fluctuations in interest rates; reductions in asset valuations and related impairment charges; risks relating to construction, development, and redevelopment activities; risks associated with joint ventures, including disagreements with, or misconduct by, joint venture partners; risks relating to repositioning our portfolio; risks relating to reduced demand for, or over supply of, office space in our markets; risks relating to acquisition and disposition activities; the ability to successfully integrate our operations and employees in connection with the acquisition of Normandy Real Estate Management, LLC (“Normandy”); the ability to realize anticipated benefits and synergies of the acquisition of Normandy; risks associated with our ability to continue to qualify as a real estate investment trust (“REIT”); risks associated with possible cybersecurity attacks against us or any of our tenants; potential liability for uninsured losses and environmental contamination; potential adverse impact of market interest rates on the market price for our securities; and risks associated with our dependence on key personnel whose continued service is not guaranteed. We do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional risks and uncertainties that may cause actual results to differ from expectation, see our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequently filed periodic reports. On the Cover: 315 Park Avenue South, New York. Columbia Property Trust, Inc. Table of Contents Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO) Reconciliation of Net Income to Normalized Funds From Operations (NFFO) Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties Reconciliation of Net Operating Income (based on GAAP rents) to Net Operating Income (based on cash rents) Reconciliation of Funds From Operations (FFO) to Adjusted Funds From Operations (AFFO)

Columbia Property Trust, Inc. Q1 2021 Executive Summary Supplemental Information – Q1 2021 3 Financial Highlights & Guidance: • For the first quarter of 2021, net income was $0.4 million, or $0.00 per diluted share (page 9), Normalized FFO (NFFO)(1) was $40.7 million, or $0.35 per diluted share/unit (page 11), cash flows from operations were $19.2 million (page 29), Adjusted FFO (AFFO)(1) was $36.4 million (page 11), and same store net operating income(1) (based on cash rents) increased 4.8% (page 12). Transactional and Operational Highlights: • We have collected 97.6% (98.4% office tenants) of our first quarter rents, executed deferral agreements on another 0.2%, and are continuing to monitor the COVID-19 pandemic and its impact on our business, tenants, and industry as a whole. • As of March 31, 2021, our portfolio is 94.0% leased and 93.6% occupied (page 20). We leased 69,000 square feet during the quarter with positive GAAP and cash rent releasing spreads of 17.0% and 13.2%, respectively (page 22). This includes 47,000 square feet in the San Francisco market at double-digit positive cash rent releasing spreads. Capital Structure: • On April 8, 2021, we announced that our Board had commenced a thorough review of the Company's business, strategies, and positioning, including undertaking a comprehensive strategic alternatives review process that will include outreach to, and identification of, potential transaction counterparties. There is no deadline or definitive timetable set for completion of this review, and there is no assurance that this process will result in any transaction, including a sale of the Company, privatization, or entry into a business combination. During the first quarter, we have incurred $2.4 million in strategic review costs related to this process. • As of March 31, 2021, we had access to $526 million of additional borrowings under our Revolving Credit Facility (page 15), and cash on hand of $62.8 million (pages 7 and 8). • As of March 31, 2021, our net debt(2) to real estate asset ratio was 32.2% (page 15), with no mortgage debt on any of our consolidated properties. • We paid a quarterly dividend of $0.21 per share ($0.84 annualized) (page 5). (1) For definitions and reconciliations of these non-GAAP financial metrics to the most directly comparable financial measures calculated and presented in accordance with GAAP, see pages 29 - 33. (2) Net debt is calculated by reducing our debt balance for cash on hand.

Columbia Property Trust, Inc.
Company Profile & Investor Contacts

Company Overview

Columbia Property Trust (NYSE: CXP) creates value through owning, operating and developing Class-A office buildings in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 15 operating properties that contain 6.2 million rentable square feet, as well as four properties under development or redevelopment, and also has approximately 8.0 million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody's and S&P Global Ratings. For more information, please visit www.columbia.reit.

When evaluating the Company's performance and capital resources, management considers the financial impact of investments held directly and through subsidiaries. This report includes financial and operating information of our wholly-owned investments, and of our proportional interests in investments owned through consolidated and unconsolidated subsidiaries as appropriate. We calculate Funds From Operations ("FFO") based on amounts attributable to our common stockholders, which includes earnings from investments owned directly, and our proportional share of earnings from investments owned through consolidated and unconsolidated subsidiaries. We recognize that proportional financial data may not depict all of the legal and economic implications of our interests in partially owned subsidiaries.

Executive and Senior Management

E. Nelson Mills
Chief Executive Officer,
President and Director

James A. Fleming
Executive Vice President
Chief Financial Officer

Jeffrey K. Gronning
Executive Vice President
Chief Investment Officer

Kevin A. Hoover
Executive Vice President
Portfolio Management

Amy C. Tabb
Executive Vice President
Business Development
& Innovation

Paul H. Teti
Executive Vice President
National Real Estate
Operations

David T. Cheikin
Senior Vice President
New York

David S. Dowdney
Senior Vice President
West Coast

Travis W. Feehan
Senior Vice President
Transactions

Wendy W. Gill
Senior Vice President
Chief Accounting Officer

Patrick J. Keeley
Senior Vice President
Washington, D.C.

Eric S. Rubin
Senior Vice President
CREM & Northeast
Real Estate

Stephen K. Smith
Senior Vice President
Property Management

Stephen P. Trapp
Senior Vice President
Construction

Elka L. Wilson
Senior Vice President
Corporate Operations

Board of Directors

Carmen M. Bowser
Independent Director

John L. Dixon
Independent Director

David B. Henry
Independent Director

Murray J. McCabe
Independent Director

E. Nelson Mills
Chief Executive Officer
President

Constance B. Moore
Independent Director
Chair

Michael S. Robb
Independent Director

Thomas G. Wattles
Independent Director

Francis ("Finn") X. Wentworth
Non-Executive Director

Investor Relations

James A. Fleming
Executive Vice President & Chief Financial Officer
T 404-465-2126
E Jim.Fleming@columbia.reit

Matt W. Stover
Vice President - Finance & Investor Relations
T 404-465-2227
E Matt.Stover@columbia.reit

Shareholder Services

T 855-347-0042 (toll free)
F 816-701-7629
E shareholders@columbia.reit

Corporate Counsel

King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
T 404-572-4600
www.kslaw.com

Supplemental Information - Q1 2021 4

Columbia Property Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited ($ & shares in thousands except for per-share data and percentages)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Common Stock Data					
Weighted-Average Shares Outstanding - Basic	114,115	113,926	113,925	113,903	114,471
Weighted-Average Shares/Units Outstanding - Diluted (1)	117,851	117,213	117,189	117,167	116,925
High Closing Price	$17.78	$14.87	$13.42	$15.92	$22.47
Low Closing Price	$13.49	$10.43	$10.54	$10.97	$8.00
Average Closing Price	$14.78	$12.70	$11.93	$13.17	$18.76
Closing Price (as of period end)	$17.10	$14.11	$10.91	$13.14	$12.50
Dividends / Share (annualized)	$0.84	$0.84	$0.84	$0.84	$0.84
Dividend Yield (annualized) (2)	4.9%	6.0%	7.7%	6.4%	6.7%
Shares/Units Outstanding (2)	118,114	117,717	117,729	117,728	117,677
Market Value of Shares/Units (2)	$2,019,749	$1,660,987	$1,284,423	$1,546,946	$1,470,963
Total Market Capitalization (2) (3)	$3,587,454	$3,212,213	$3,224,217	$3,483,593	$3,402,512
Common Stock Repurchases					
Shares Purchased	-	-	-	-	1,194
Weighted-Average Price Per Share	-	-	-	-	$19.47
Total Value of Shares Purchased	-	-	-	-	$23,252

Equity Research Coverage

BMO Capital Markets Inc.
John P. Kim
212-885-4115

Evercore ISI
Sheila McGrath
212-497-0882

Goldman Sachs
Rick Skidmore
801-741-5459

Morgan Stanley
Vikram Malhotra
212-761-7064

SunTrust Robinson Humphrey
Michael R. Lewis
212-319-5659

Debt Research Coverage

J.P. Morgan Securities
Mark Streeter
212-834-5086

Wells Fargo
Thierry Perrein
704-410-3262

Rating Agencies

Moody's Investor Services
Lori Marks
212-553-1098

S&P Global Ratings
Fernanda Hernandez
212-438-1347

(1) Amounts include OP units of 3.244 million, 3.264 million, 3.264 million, 3.264 million, and 3.264 million, respectively.
(2) Based on closing price and ending shares/units for the last trading day of quarter.
(3) Market value of shares/units plus gross debt as of quarter end.

Supplemental Information - Q1 2021 5

Columbia Property Trust, Inc.

2021 Guidance

Unaudited

	Twelve Months Ending 12/31/2021	
Per share	**Low**	**High**
Net income	($0.07)	($0.02)
Real estate depreciation & amortization	1.15	1.17
Funds From Operations	**$1.08**	**$1.15**
Non-cash compensation expense - OP units (1)	0.05	0.05
Strategic review costs	0.10	0.10
Normalized Funds From Operations	**$1.23**	**$1.30**

2021 Portfolio Assumptions

• Same Store NOI - Cash	-3% to -5%
• Leased percentage at year end:	90% - 95%
• G&A expense - corporate (2)	$33M - $35M
• Weighted-average fully-diluted shares outstanding (3):	118M

Investor Conference Call and Webcast:

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, April 29, 2021, at 5:00 p.m. ET to discuss financial results and business highlights. The number to call for this interactive teleconference is (825) 312-2053 and entering the conference ID, 7877257. A webcast of the call will also be available at the company's website, www.columbia.reit.

NOTE: These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections, including assumed impacts on our business from the COVID-19 pandemic. This annual guidance includes the continued repositioning of the portfolio based on the above assumptions. Actual results could differ from these estimates. In particular, the extent to which the COVID-19 pandemic ultimately impacts the Company's business is uncertain and depends on numerous evolving factors which are difficult to predict, including the duration and scope of the pandemic and of actions taken in response to it and the availability and effectiveness of vaccines or other treatments. Actual results could be materially impacted by the COVID-19 pandemic in ways that the Company's management could not foresee or predict at this time. Individual quarters may also fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release. See "Forward Looking Statements" on page 2 for more information on risks and uncertainties that the Company faces.

(1) Related primarily to Normandy acquisition that was completed on January 24, 2020.

(2) Excludes strategic review costs.

(3) Fully-diluted WASO includes 3.244 million of time-based preferred OP units.

Supplemental Information - Q1 2021 6

Columbia Property Trust, Inc.

Consolidated Balance Sheet - GAAP

Unaudited (in thousands)

	As of Period End				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Assets:					
Real estate assets, at cost:					
Land (1)	$ 809,843	$ 809,843	$ 809,843	$ 870,352	$ 870,352
Buildings and improvements (1)	1,843,239	1,841,447	1,826,234	2,015,194	2,007,788
Buildings and improvements, accumulated depreciation	(318,017)	(303,764)	(288,522)	(315,457)	(298,089)
Intangible lease asset	101,633	104,022	107,882	112,755	118,076
Intangible lease asset, accumulated amortization	(57,970)	(57,947)	(58,005)	(58,853)	(60,794)
Construction in progress (2)	99,729	83,943	79,628	70,019	65,592
Real estate assets held for sale	-	-	254,549	-	-
Real estate assets held for sale, accumulated depreciation	-	-	(46,071)	-	-
Total real estate assets	**$ 2,478,457**	**$ 2,477,544**	**$ 2,685,538**	**$ 2,694,010**	**$ 2,702,925**
Operating lease assets	38,737	39,165	39,529	29,897	30,090
Investment in unconsolidated joint ventures (page 8)	1,295,419	1,295,800	1,084,987	1,088,126	1,087,694
Cash and cash equivalents	27,093	61,882	272,790	277,677	292,814
Tenant receivables, net of allowance for doubtful accounts	3,320	2,540	2,403	4,230	4,322
Straight line rent receivable	75,744	74,051	78,374	83,239	80,935
Prepaid expenses and other assets	39,718	42,285	33,105	39,243	29,133
Intangible lease origination costs	55,814	56,612	57,714	58,585	60,338
Intangible lease origination costs, accumulated amortization	(35,662)	(35,161)	(34,376)	(33,679)	(33,952)
Deferred lease costs	90,489	90,469	89,300	99,391	100,848
Deferred lease costs, accumulated amortization	(19,737)	(18,669)	(17,701)	(18,836)	(17,962)
Other assets held for sale	-	-	18,544	-	-
Other assets held for sale, accumulated amortization	-	-	(2,957)	-	-
Goodwill	-	-	63,806	63,806	63,806
Total assets	**$ 4,049,392**	**$ 4,086,518**	**$ 4,371,056**	**$ 4,385,689**	**$ 4,400,991**
Liabilities:					
Line of credit and notes payable	$ 574,000	$ 560,000	$ 951,000	$ 951,000	$ 951,000
Bonds payable	700,000	700,000	700,000	700,000	700,000
Discount and fees on notes and bonds payable	(5,015)	(5,367)	(5,713)	(6,065)	(6,411)
Operating lease liabilities	1,801	2,185	2,487	2,783	2,887
Accounts payable, accrued expenses, and accrued capital expenditures	82,333	91,493	92,149	93,122	90,291
Distributions payable	-	24,038	-	-	-
Deferred income	16,315	16,155	14,075	17,658	18,593
Intangible lease liabilities	21,281	23,287	27,733	32,266	36,287
Intangible lease liabilities, accumulated amortization	(7,582)	(8,867)	(11,038)	(13,577)	(16,043)
Liabilities held for sale	-	-	4,790	-	-
Liabilities held for sale, accumulated amortization	-	-	(718)	-	-
Total liabilities	**$ 1,383,133**	**$ 1,402,924**	**$ 1,774,765**	**$ 1,777,187**	**$ 1,776,604**
Equity:					
Common stock	$ 1,149	$ 1,145	$ 1,145	$ 1,145	$ 1,144
Additional paid in capital	4,377,157	4,376,116	4,373,425	4,371,233	4,369,155
Cumulative distributions in excess of earnings	(1,773,457)	(1,749,811)	(1,824,741)	(1,806,071)	(1,787,119)
Other comprehensive loss	(13,704)	(18,201)	(20,341)	(21,985)	(20,509)
Total Columbia Property Trust, Inc. stockholders' equity	**$ 2,591,145**	**$ 2,609,249**	**$ 2,529,488**	**$ 2,544,322**	**$ 2,562,671**
Noncontrolling interest in Columbia Operating Partnership	70,307	69,414	61,761	59,020	56,465
Noncontrolling interest in consolidated joint venture	4,807	4,931	5,042	5,160	5,251
Total equity	**$ 2,666,259**	**$ 2,683,594**	**$ 2,596,291**	**$ 2,608,502**	**$ 2,624,387**
Total liabilities and equity	**$ 4,049,392**	**$ 4,086,518**	**$ 4,371,056**	**$ 4,385,689**	**$ 4,400,991**

(1) As of March 31, 2021, the following amounts relate to the redevelopment of 149 Madison and 101 Franklin, respectively: $59.1 million and $57.1 million in land; $29.0 million and $149.4 million in buildings and improvements.

(2) As of March 31, 2020, the following amounts relate to the redevelopment of 149 Madison, 101 Franklin and 80 M Street, respectively: $33.4 million, $15.3 million, and $29.7 million in construction in progress.

Supplemental Information - Q1 2021 7

Columbia Property Trust, Inc.

Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Ventures (1)

Unaudited (in thousands)

	As of Period End				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Assets:					
Real estate assets, at cost:					
Land (2)	$ 344,389	$ 344,389	$ 311,109	$ 311,109	$ 311,109
Buildings and improvements (2)	930,522	928,260	847,198	846,481	845,971
Buildings and improvements, accumulated depreciation	(117,376)	(109,620)	(101,972)	(95,620)	(88,857)
Intangible lease asset	42,628	42,726	42,717	43,402	44,125
Intangible lease asset, accumulated amortization	(19,722)	(18,584)	(17,368)	(16,607)	(15,879)
Construction in progress (2)	73,380	67,615	57,769	50,937	44,622
Total real estate assets	**$ 1,253,821**	**$ 1,254,786**	**$ 1,139,453**	**$ 1,139,702**	**$ 1,141,091**
Operating lease assets	55,766	56,538	57,340	58,142	58,944
Cash and cash equivalents	35,695	32,178	29,523	27,158	23,526
Tenant receivables, net of allowance for doubtful accounts	727	1,266	806	1,820	1,727
Straight line rent receivable	29,432	29,867	24,000	23,337	23,098
Prepaid expenses and other assets	5,595	5,021	5,962	7,764	6,588
Intangible lease origination costs	30,357	30,388	30,485	30,699	30,916
Intangible lease origination costs, accumulated amortization	(13,975)	(13,168)	(12,331)	(11,630)	(10,939)
Deferred lease costs	28,162	27,996	25,042	25,113	24,050
Deferred lease costs, accumulated amortization	(10,496)	(9,767)	(9,002)	(8,473)	(7,738)
Total assets	**$ 1,415,084**	**$ 1,415,105**	**$ 1,291,278**	**$ 1,293,632**	**$ 1,291,263**
Liabilities:					
Line of credit and notes payable	$ 293,705	$ 291,226	$ 288,794	$ 285,646	$ 280,549
Fees on notes payable	(590)	(805)	(1,120)	(1,634)	(2,143)
Operating lease liabilities	169,633	169,006	168,408	167,810	167,213
Accounts payable, accrued expenses, and accrued capital expenditures	14,891	16,778	13,310	16,391	17,999
Deferred income	7,134	8,572	5,451	6,026	5,653
Intangible lease liabilities	35,788	35,845	36,545	38,156	39,824
Intangible lease liabilities, accumulated amortization	(18,191)	(17,193)	(15,961)	(15,901)	(15,929)
Total liabilities	**$ 502,370**	**$ 503,429**	**$ 495,427**	**$ 496,494**	**$ 493,166**
Total equity	**$ 912,714**	**$ 911,676**	**$ 795,851**	**$ 797,138**	**$ 798,097**
Basis differences, net of $11,243 of accumulated amortization (3)	382,133	383,535	288,098	290,562	288,919
Investment in unconsolidated Real Estate Services Joint Ventures	572	589	1,038	426	678
Investment in unconsolidated joint ventures (page 7)	**$ 1,295,419**	**$ 1,295,800**	**$ 1,084,987**	**$ 1,088,126**	**$ 1,087,694**

(1) Reflects CXP's ownership share of assets and liabilities for properties held in unconsolidated joint ventures (see page 18).
(2) As of March 31, 2020, the following amounts relate to the development of 799 Broadway and Terminal Warehouse, respectively: $72.6 million and $13.3 million in land, $0 million and $62.2 million in buildings and improvements, and $54.3 million and $15.1 million in construction in progress.
(3) Reflects differences between historical costs recorded at the joint venture level and CXP's investment in the joint ventures. Basis differences result from differences in the timing of acquisition of interests in the joint venture, and formation costs incurred by CXP, and are amortized to income (loss) from unconsolidated joint ventures over the life of the related asset or liability.

Supplemental Information - Q1 2021 8

Columbia Property Trust, Inc.

Consolidated Statements of Operations - GAAP

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Revenues:					
Lease revenues (1)	$ 54,309	$ 52,730	$ 72,452	$ 68,924	$ 68,007
Management fee revenues	10,079	10,127	9,632	10,447	8,240
Other property income (1)	-	-	-	-	7
Total revenues	**$ 64,388**	**$ 62,857**	**$ 82,084**	**$ 79,371**	**$ 76,254**
Operating expenses:					
Property operating costs	20,828	21,541	22,021	21,220	22,697
Depreciation	16,531	15,367	17,378	17,379	18,330
Amortization	4,844	6,868	9,584	7,405	6,721
Impairment loss on goodwill (2)	-	63,806	-	-	-
General and administrative	7,945	6,405	8,325	7,964	9,424
Strategic review costs	2,356	-	-	-	-
Non-cash compensation expense - OP units	1,831	3,190	3,190	3,155	2,358
Management fee expense	9,269	7,522	7,785	9,231	6,945
Acquisition and restructuring costs	-	6,174	391	358	12,081
Total operating expenses	**$ 63,604**	**$ 130,873**	**$ 68,674**	**$ 66,712**	**$ 78,556**
Other income (expense):					
Interest expense	(7,536)	(8,363)	(9,483)	(9,522)	(9,555)
Interest and other income	(239)	(81)	(123)	(154)	(158)
Income tax expense	329	760	(383)	185	2,243
Income from unconsolidated joint ventures (p. 10)	7,107	2,098	2,002	1,890	2,656
Gain on sale of real estate assets	-	175,272	-	17	13,344
Total other income (expense)	**$ (339)**	**$ 169,686**	**$ (7,987)**	**$ (7,584)**	**$ 8,530**
Net income (loss)	**$ 445**	**$ 101,670**	**$ 5,423**	**$ 5,075**	**$ 6,228**
Less: Net income attributable to non-controlling interest in the Operating Partnership	(97)	(2,838)	(191)	(126)	(71)
Less: Net loss attributable to non-controlling interest in consolidated joint venture	129	136	135	136	133
Net income (loss) attributable to CXP stockholders	**$ 477**	**$ 98,968**	**$ 5,367**	**$ 5,085**	**$ 6,290**
Weighted-average common shares outstanding - basic	114,115	113,926	113,925	113,903	114,471
Net income (loss) per share - basic	**$ 0.00**	**$ 0.87**	**$ 0.05**	**$ 0.04**	**$ 0.05**
Weighted-average common shares outstanding - diluted (3)	117,851	117,213	113,925	113,903	114,486
Net income (loss) per share - diluted	**$ 0.00**	**$ 0.87**	**$ 0.05**	**$ 0.04**	**$ 0.05**

(1) Lease revenues include base rent, tenant reimbursements, and lease termination income ($6.4 million - Q3 '20, $6.8 million - Q2 '20).

(2) Reflects the write-off of the goodwill recorded in connection with the Normandy acquisition in January due to the near-term effects of COVID-19.

(3) Beginning in Q4 '20, time-based preferred OP units are included in the calculation of fully diluted WASO (3.244 million - Q1 '21, 3.264 million - Q4 '20).

Supplemental Information - Q1 2021 9

Columbia Property Trust, Inc.

Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Ventures (1)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Revenues:					
Lease revenues (2)	$ 32,763	$ 33,384	$ 29,070	$ 29,412	$ 29,273
Total revenues	**$ 32,763**	**$ 33,384**	**$ 29,070**	**$ 29,412**	**$ 29,273**
Operating expenses:					
Property operating costs	9,025	14,107	12,133	11,763	11,588
Asset management fee expense	614	625	509	507	510
Depreciation	10,153	10,283	8,680	9,188	8,741
Amortization	4,584	5,012	4,115	4,296	4,056
General and administrative	139	103	95	62	200
Total operating expenses	**$ 24,515**	**$ 30,130**	**$ 25,532**	**$ 25,816**	**$ 25,095**
Other income (expense):					
Interest expense	(1,709)	(1,705)	(2,334)	(2,224)	(1,914)
(Gain) loss on interest rate cap	-	-	(9)	(4)	13
Interest and other income	7	7	1	14	44
Total other income (expense)	**$ (1,702)**	**$ (1,698)**	**$ (2,342)**	**$ (2,214)**	**$ (1,857)**
Income before income tax expense	**$ 6,546**	**$ 1,556**	**$ 1,196**	**$ 1,382**	**$ 2,321**
Income tax benefit (expense)	(4)	(3)	(3)	(6)	(7)
Income from unconsolidated Real Estate Services Joint Ventures (3)	565	545	809	514	342
Income from unconsolidated joint ventures (p. 9)	**$ 7,107**	**$ 2,098**	**$ 2,002**	**$ 1,890**	**$ 2,656**

(1) Reflects CXP's ownership share of revenues, expenses and amortization of basis differences (see page 8, footnote 3) for properties held in unconsolidated joint ventures (see page 18).

(2) Lease revenues include base rent and tenant reimbursements.

(3) See Management Fee Income schedule on page 13.

Supplemental Information - Q1 2021 10

Columbia Property Trust, Inc.

Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net Operating Income (based on GAAP rents)	$ 57,214	$ 50,462	$ 67,366	$ 65,356	$ 63,009
Management fee revenues	10,079	10,127	9,632	10,447	8,240
Income from unconsolidated Real Estate Services Joint Ventures (1)	565	545	809	514	342
General and administrative	(7,945)	(6,405)	(8,325)	(7,964)	(9,424)
Management fee expense	(9,269)	(7,522)	(7,785)	(9,231)	(6,945)
Interest expense (net)	(7,774)	(8,444)	(9,607)	(9,676)	(9,713)
Income tax expense	329	760	(383)	185	2,243
Adjustments included in income (loss) from unconsolidated joint ventures	(2,455)	(2,425)	(2,936)	(2,782)	(2,589)
Normalized FFO	$ 40,744	$ 37,098	$ 48,771	$ 46,849	$ 45,163
Normalized FFO per share/unit (Basic)	$ 0.35	$ 0.32	$ 0.42	$ 0.40	$ 0.39
Normalized FFO per share/unit (Diluted)	$ 0.35	$ 0.32	$ 0.42	$ 0.40	$ 0.39

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net Operating Income (based on cash rents)	$ 54,698	$ 50,244	$ 58,164	$ 59,582	$ 56,351
Management fee revenues	10,079	10,127	9,632	10,447	8,240
Income from unconsolidated Real Estate Services Joint Ventures (1)	565	545	809	514	342
General and administrative	(7,945)	(6,405)	(8,325)	(7,964)	(9,424)
Strategic review costs	(2,356)	-	-	-	-
Management fee expense	(9,269)	(7,522)	(7,785)	(9,231)	(6,945)
Non-cash operating lease expense in G&A	(50)	(33)	(30)	(30)	(30)
Non-cash compensation expense - stock (2)	2,314	2,282	2,197	2,081	1,989
Interest expense - cash (net)	(6,892)	(7,680)	(8,771)	(8,806)	(8,910)
Income tax expense	329	760	(383)	185	2,243
Market value adjustment to investment in Real Estate Funds	(239)	(121)	(192)	(227)	(160)
Adjustments included in income (loss) from unconsolidated joint ventures	(2,849)	(2,818)	(3,181)	(3,036)	(2,917)
Maintenance capital (3) (4)	(1,984)	(5,824)	(3,194)	(2,138)	(8,192)
AFFO	$ 36,401	$ 33,555	$ 38,941	$ 41,377	$ 32,587
Weighted-average common shares/units outstanding - Basic	117,359	117,190	117,189	117,167	116,910
Weighted-average common shares/units outstanding - Diluted	117,851	117,213	117,189	117,167	116,925

Note - For definitions and reconciliations of these non-GAAP financial metrics, see pages 29 - 33.

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan within general and administrative expense.

(3) See page 33 of this supplemental report for a description of Maintenance Capital and page 14 for a detail of all capital expenditures.

(4) Includes CXP's ownership share of capital expenditures for properties held in joint ventures.

Supplemental Information - Q1 2021 11

Columbia Property Trust, Inc.

Net Operating Income

Unaudited (in thousands)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net Operating Income (based on GAAP rents)					
Same Store (wholly-owned properties)					
Revenues:					
Lease Revenues (1)	$ 54,309	$ 52,114	$ 58,218	$ 61,149	$ 57,487
Other Property Income	-	-	-	-	7
Total Revenues	**$ 54,309**	**$ 52,114**	**$ 58,218**	**$ 61,149**	**$ 57,494**
Total Operating Expenses	**(20,794)**	**(21,328)**	**(19,559)**	**(18,620)**	**(19,151)**
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (2)	**$ 33,515**	**$ 30,786**	**$ 38,659**	**$ 42,529**	**$ 38,343**
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$ 23,774**	**$ 18,761**	**$ 19,297**	**$ 20,013**	**$ 20,607**
Same Store NOI (based on GAAP rents)	**$ 57,289**	**$ 49,547**	**$ 57,956**	**$ 62,542**	**$ 58,950**
Net Operating Income from:					
Acquisitions / Development (4), (5)	(76)	726	7,003	540	51
Dispositions (6)	1	189	2,407	2,274	4,008
Net Operating Income (based on GAAP rents)	**$ 57,214**	**$ 50,462**	**$ 67,366**	**$ 65,356**	**$ 63,009**
Net Operating Income (based on cash rents)					
Same Store (wholly-owned properties)					
Revenues:					
Lease Revenues (1)	$ 52,105	$ 53,507	$ 52,065	$ 57,376	$ 52,783
Other Property Income	-	-	-	-	7
Total Revenues	**$ 52,105**	**$ 53,507**	**$ 52,065**	**$ 57,376**	**$ 52,790**
Total Operating Expenses	**(20,699)**	**(21,233)**	**(19,454)**	**(18,498)**	**(19,032)**
Same Store Net Operating Income (based on cash rents) wholly-owned properties (2)	**$ 31,406**	**$ 32,274**	**$ 32,611**	**$ 38,878**	**$ 33,758**
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$ 23,436**	**$ 18,022**	**$ 17,136**	**$ 18,468**	**$ 18,552**
Same Store NOI (based on cash rents)	**$ 54,842**	**$ 50,296**	**$ 49,747**	**$ 57,346**	**$ 52,310**
Same Store NOI - % Change (same quarter prior year)	**4.8%**				
Net Operating Income from:					
Acquisitions / Development (4), (5)	(145)	(234)	6,333	(74)	(71)
Dispositions (6)	1	182	2,084	2,310	4,112
Net Operating Income (based on cash rents)	**$ 54,698**	**$ 50,244**	**$ 58,164**	**$ 59,582**	**$ 56,351**

Note - For definitions and reconciliations of these non-GAAP financial metrics, see pages 29 - 33.

(1) Lease revenues include base rent and tenant reimbursements; and lease termination income.

(2) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

(3) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 18).

(4) No properties have been acquired since January 1, 2020.

(5) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(6) Reflects activity for the following properties sold since January 1, 2020, for all periods presented: 221 Main Street (45% share), Pasadena Corporate Park, and Cranberry Woods Drive.

Supplemental Information - Q1 2021 12

Columbia Property Trust, Inc.

Management Fee Income

Unaudited (in thousands)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Fee Revenue:					
Management fees - consolidated (1)	$ 6,063	$ 6,663	$ 6,074	$ 6,098	$ 5,103
Management fees - unconsolidated (2)	565	545	809	514	342
Reimbursements - consolidated (3)	4,016	3,464	3,558	4,349	3,137
Subtotal	**$ 10,644**	**$ 10,672**	**$ 10,441**	**$ 10,961**	**$ 8,582**
Fee Expenses:					
Management expenses	$ 5,253	$ 4,058	$ 4,227	$ 4,882	$ 3,808
Reimbursed salaries and admin costs	4,016	3,464	3,558	4,349	3,137
Subtotal	**$ 9,269**	**$ 7,522**	**$ 7,785**	**$ 9,231**	**$ 6,945**
Management Fee Income	**$ 1,375**	**$ 3,150**	**$ 2,656**	**$ 1,730**	**$ 1,637**

(1) Amounts include fees paid by unconsolidated joint ventures (at CXP's share) of $1.5 million (Q1 '21), $1.5 million (Q4 '20), $1.0 million (Q3 '20), $1.3 million (Q2 '20), and $1.1 million (Q1 '20).

(2) Reflects CXP's pro rata share of net management fee income earned through its interest in unconsolidated Real Estate Services Joint Ventures.

(3) Reflects reimbursements of salaries and insurance costs from third-party properties and properties owned by unconsolidated joint ventures.

Supplemental Information - Q1 2021 13

Columbia Property Trust, Inc.

Capital Expenditure Summary (1)

Unaudited ($ in thousands)

Capital Expenditures	Three Months Ended 3/31/2021	12/31/2020	9/30/2020		6/30/2020	3/31/2020
Maintenance						
Building Capital	$ 1,187	$ 3,410	$ 1,618		$ 1,004	$ 1,776
Tenant Improvements	147	502	1,299		669	2,602
Leasing Commissions	535	848	171		332	2,269
Other Leasing Costs (2)	115	1,064	106		133	1,545
Total - Maintenance	**$ 1,984**	**$ 5,824**	**$ 3,194**		**$ 2,138**	**$ 8,192**
Investment						
Building Capital	$ 3,765	$ 2,055	$ 5,990		$ 1,382	$ 3,713
Tenant Improvements	621	5,465	(75)		(150)	3,031
Leasing Commissions	1	428	-		642	157
Other Leasing Costs (2)	-	-	-		335	(147)
Development Projects (see page 28)						
149 Madison Avenue (3)	2,763	2,782	(4,212)	(4)	5,110	4,498
799 Broadway (5)	4,587	4,785	5,136		4,971	9,030
101 Franklin (6)	2,768	2,074	1,996		2,452	3,087
80 M Street (7)	9,992	5,767	6,301		2,356	6,428
Terminal Warehouse (8)	1,989	2,822	2,046		1,126	197
Total - Investment	**$ 26,486**	**$ 26,178**	**$ 17,182**		**$ 18,224**	**$ 29,994**
Maintenance & Investment						
Building Capital	$ 4,952	$ 5,465	$ 7,608		$ 2,386	$ 5,489
Tenant Improvements	768	5,967	1,224		519	5,633
Leasing Commissions	536	1,276	171		974	2,426
Other Leasing Costs (2)	115	1,064	106		468	1,398
Development Projects	22,099	18,230	11,267		16,015	23,240
Total - Maintenance & Investment	**$ 28,470**	**$ 32,002**	**$ 20,376**		**$ 20,362**	**$ 38,186**

(1) Includes CXP's ownership share of capital expenditures for properties held in joint ventures.

(2) Tenant allowances that cover soft costs are accrued as Other Leasing Costs at lease execution. If used to fund hard costs, they are reclassified to Tenant Improvements as incurred.

(3) Amounts include capitalized interest of $0.9 million, $0.9 million, $0.8 million, $0.8 million, and $0.9 million, respectively.

(4) Includes $6.5 million WeWork capital obligation relieved by lease termination.

(5) Amounts include capitalized interest of $1.2 million, $1.2 million, $1.1 million, $1.1 million and $1.1 million, respectively.

(6) Amounts include capitalized interest of $1.7 million, $1.6 million, $1.4 million, $1.4 million, and $1.7 million, respectively.

(7) Amounts include capitalized interest of $111,000, $71,000, $45,000, $34,000, and $17,000, respectively.

(8) Amounts include capitalized interest of $0.8 million, $0.8 million, $0.3 million, $0.4 million, and $0, respectively.

NOTE: See page 33 of this supplemental report for a description of Maintenance and Investment Capital.

Supplemental Information - Q1 2021 14

Columbia Property Trust, Inc.

Debt Overview

Unaudited ($ in thousands) (at 3/31/2021)

Debt Instrument - Secured	Maturity	Rate	Rate Type		Balance	% of Total Debt
Mortgage Debt - Unconsolidated JV						
Terminal Warehouse	May-21	LIBOR + 340 bps	Floating	$	55,837 (1)	3.6%
799 Broadway - Construction Loan	October-21	LIBOR + 425 bps	Floating		72,118 (2)	4.6%
Market Square	July-23	5.07%	Fixed		165,750 (3)	10.6%
Weighted Average / Secured - Mortgage Notes	**1.4 Years**	**5.23%**		**$**	**293,705**	**18.8%**
Debt Instrument - Unsecured	**Maturity**	**Rate**	**Rate Type**		**Balance**	**% of Total Debt**
Bank Facilities						
$150 Million Term Loan	July-22	3.07%	Fixed (4)	$	150,000	9.6%
$650 Million Revolving Credit Facility	January-23	LIBOR + 90 bps	Floating (5)		124,000	7.9%
$300 Million Term Loan	January-24	2.55%	Fixed (6)		300,000	19.1%
Weighted Average / Bank Facilities	**2.2 Years**	**2.35%**		**$**	**574,000**	**36.6%**
Bonds						
$350 Million @ 4.150%	April-25	4.15%	Fixed	$	350,000	22.3%
$350 Million @ 3.650%	August-26	3.65%	Fixed		350,000	22.3%
Weighted Average / Bonds	**4.7 Years**	**3.90%**		**$**	**700,000**	**44.6%**
Weighted Average / Unsecured	**3.6 Years**	**3.20%**		**$**	**1,274,000**	**81.2%**
Weighted Average / Total Debt	**3.2 Years**	**3.58% (7)**		**$**	**1,567,705**	**100.0%**
Debt - consolidated				$	1,274,000	
Debt - unconsolidated					293,705	
Total Debt				**$**	**1,567,705**	

Fixed and Floating Rate Debt Analysis	Weighted Ave Maturity	Weighted Ave Rate - Qtr			Balance	% of Total Debt
Fixed Rate Debt	3.6 Years	3.64%		$	1,315,750	83.9%
Floating Rate Debt	1.1 Years	3.25%			251,955	16.1%
Total	**3.2 Years**	**3.58% (7)**		**$**	**1,567,705**	**100.0%**

Debt Ratios	
Net Debt (Average) to Adjusted EBITDA*re* - Q1 2021 (8)	7.5x
Net Debt to Gross Real Estate Assets - 3/31/21 (8)	32.2%

(1) Reflects 8.65% of the Terminal Warehouse Joint Venture loan balance. The interest-only loan has a total capacity of $650 million and carries two extension options for a total possible extension period of eight months, to January 24, 2022. The loan is subject to an interest rate agreement with a LIBOR floor of 2.28% and a cap of 3.50%.

(2) Reflects 49.7% of the 799 Broadway Joint Venture construction loan balance. The loan has a total capacity of $187 million, carries two, one-year extension options, and is subject to an interest rate agreement with a LIBOR floor of 1.00% and a cap of 4.00%.

(3) Reflects 51% of the mortgage balance of the Market Square Joint Venture.

(4) Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $150 Million Term Loan at 3.07% per annum and terminates on July 29, 2022. The spread of 1.10% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in the accompanying consolidated statement of other comprehensive income.

(5) The Revolving Credit Facility ($650MM) bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.775% to 1.45% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate for a one-month period plus 1%, plus an applicable margin ranging from 0.00% to 0.45% based on credit rating. This facility carries two six-month extension options.

(6) Effective August 13, 2019, Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $300 Million Term Loan at 2.55% per annum and terminates on August 13, 2024. The spread of 1.00% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in the accompanying consolidated statement of other comprehensive income.

(7) During first quarter of 2021, CXP's share of interest expense and capitalized interest were $9.2 million and $4.4 million, respectively.

(8) Net debt is calculated by reducing our debt balance for cash on hand.

Supplemental Information - Q1 2021 15

Unaudited (at 3/31/2021) Bond Covenant Compliance Metric Actual (3/31/21) Debt to Total Asset Value Ratio Max 60% 29.2% Interest Coverage Ratio Min 1.50x 3.14x Secured Debt to Total Asset Value Ratio Max 40% 0.0% Maintenance of Total Unencumbered Assets Min 150% 240.9% Term Loan / Revolving Credit Facility Covenant Compliance Metric Actual (3/31/21) Debt to Total Asset Value Ratio Max 60% 39.3% Fixed Charge Coverage Ratio Min 1.50x 3.50x Secured Debt to Total Asset Value Ratio Max 40% 7.3% Unsecured Debt to Unencumbered Asset Value Ratio Max 60% 47.6% Unencumbered Interest Coverage Ratio Min 1.75x 3.64x Supplemental Information - Q1 2021 16 Columbia Property Trust, Inc. Debt Covenant Compliance

Unaudited ($ in thousands) (at 3/31/2021) Secured Unsecured Unsecured % of Interest % of Gross Mortgage Debt Bank Facilities Bonds Total Debt Total Debt Rate (1) Real Estate Assets 127,955$ - - 127,955 8.2% 5.44% 2.7% - 150,000 - 150,000 9.6% 3.07% 3.2% 165,750 124,000 - 289,750 18.5% 3.33% 6.2% - 300,000 - 300,000 19.1% 2.55% 6.4% - - 350,000 350,000 22.3% 4.15% 7.5% - - 350,000 350,000 22.3% 3.65% 7.5% 293,705$ 574,000$ 700,000$ 1,567,705$ 100.0% 3.58% 33.5% 18.8% 36.6% 44.6% Supplemental Information - Q1 2021 17 2022 2023 (1) Weighted average. Includes effective rates on variable rate loans swapped to fixed. Columbia Property Trust, Inc. Debt Maturities Maturity 2025 2026 Total % of Total Debt 2021 2024 $128 $166 $150 $300 $124 $350 $350 $0 $100 $200 $300 $400 $500 2021 2022 2023 2024 2025 2026 Maturity Schedule ($M) Mortgage Debt - JV Term Loans Line of Credit Bonds 4.15% 3.07% 3.65% 3.33% 5.44% 2.55%

Columbia Property Trust, Inc.

Summary of Unconsolidated Joint Ventures

Unaudited ($ in thousands) (at 3/31/2021)

Property	CXP Ownership		Investment in Unconsolidated Joint Venture	
Market Square	51%	$	133,726	(1)
333 Market Street	55%		264,483	
University Circle	55%		275,867	
114 5th Avenue	49.5%		75,367	
1800 M Street	55%		225,888	
221 Main Street	55% (2)		217,057	
799 Broadway	49.7% (3)		55,888	(4)
Terminal Warehouse	8.65% (3)		46,571	(5)
Real Estate Services Joint Ventures	Various		572	
Investment in Unconsolidated Joint Ventures (page 8)		**$**	**1,295,419**	**(6)**

(1) Market Square Joint Venture holds a $325 million mortgage note. CXP's ownership share is $165.8 million (see page 15).

(2) A 45% ownership interest was sold within the Allianz joint venture on October 8, 2020 (see page 27).

(3) CXP owns the following additional interests in properties owned by unconsolidated joint ventures through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%) and Terminal Warehouse (0.06%).

(4) 799 Broadway Joint Venture holds a construction loan with a balance of $145.1 million. CXP's ownership share is $72.1 million (see page 15).

(5) Terminal Warehouse Joint Venture holds a $645.5 million mortgage note. CXP's ownership share is $55.8 million (see page 15).

(6) Includes basis differences (see footnote 3 page 8).

Supplemental Information - Q1 2021 18

Columbia Property Trust, Inc.

Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue

Unaudited ($ in thousands) (at 3/31/2021)

Property	Market	CXP Ownership Share	Secured Debt?	Gross Real Estate Assets (1)		Annualized Lease Revenue (ALR)	Net Operating Income - Q1 2021 (based on GAAP rents)	Net Operating Income - Q1 2021 (based on cash rents)
229 West 43rd Street	New York, NY	100%		$ 514,048		$ 36,038	$ 5,872	$ 6,071
315 Park Avenue South	New York, NY	100%		407,997		29,866	3,922	4,204
249 West 17th Street	New York, NY	100%		348,970		26,386	5,637	4,958
95 Columbus	Jersey City, NJ	100%		211,796		24,829	4,178	3,870
218 West 18th Street	New York, NY	100%		181,854		14,058	2,664	1,551
114 5th Avenue	New York, NY	49.5%		211,637 (2)		17,925 (2)	5,219 (2)	6,392 (2)
149 Madison Avenue	New York, NY	100%		121,460		- (3)	(32)	(32)
799 Broadway	New York, NY	49.7% (4)	Yes	131,418 (2)		- (3)	(19) (2)	(19) (2)
101 Franklin (f/k/a 250 Church St)	New York, NY	92.5% (4)		221,818 (5)		- (3)	(6)	(6)
Terminal Warehouse	New York, NY	8.65% (4)	Yes	104,254 (2)		- (3)	(18) (2)	(87) (2)
Subtotal - New York				2,455,252	**53%**	149,102	27,417	26,902
650 California Street	San Francisco, CA	100%		342,764		37,971	4,831	4,742
333 Market Street	San Francisco, CA	55%		276,496 (2)		14,877 (2) (6)	4,738 (2)	3,270 (2)
221 Main Street	San Francisco, CA	55%		212,763 (2)		18,810 (2)	3,105 (2)	2,955 (2)
University Circle	East Palo Alto, CA	55%		287,765 (2)		23,939 (2)	3,881 (2)	4,054 (2)
201 California Street	San Francisco, CA	100%		249,319		18,483	3,384	2,625
Subtotal - San Francisco				1,369,107	**29%**	114,080	19,939	17,646
Market Square	Washington, D.C.	51%	Yes	311,811 (2)		28,275 (2)	3,527 (2)	3,663 (2)
1800 M Street	Washington, D.C.	55%		242,719 (2)		20,542 (2)	3,304 (2)	3,102 (2)
80 M Street	Washington, D.C.	100%		136,704		11,531	1,338	1,471
Subtotal - Washington, D.C.				691,234	**15%**	60,348	8,169	8,236
116 Huntington Avenue	Boston, MA	100%		144,439	**3%**	16,523	2,186	2,411
Corporate & Other				7,808		-	(497) (7)	(497) (7)
Total - All Properties				**$ 4,667,840**		**$ 340,053**	**$ 57,214**	**$ 54,698**
Total - Consolidated Properties				**$ 2,888,977**		**$ 215,685**	**$ 33,477**	**$ 31,368**
Total - CXP Share of Properties in Unconsolidated Joint Ventures				**$ 1,778,863**		**$ 124,368**	**$ 23,737**	**$ 23,330**

(1) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities. Excludes right of use assets and lease liabilities

(2) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture, including any basis differences (page 8).

(3) Excluded as the property is currently under redevelopment / development.

(4) CXP owns the following additional interests in properties through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%), 101 Franklin Street (0.15%), and Terminal Warehouse (0.06%).

(5) Reflects 100% of the property, which is owned by a consolidated joint venture in which CXP owns a 92.5% interest.

(6) Reimbursements are excluded, as operating expenses, except for insurance expense, are paid directly by the tenant.

(7) Includes portfolio operating costs and, when applicable, net operating income for previously sold properties.

Supplemental Information - Q1 2021 19

Columbia Property Trust, Inc.

Property Overview - Square Feet & Occupancy

Unaudited (SF in thousands) (at 3/31/2021)

Property	Market	CXP Ownership Share	Rentable Square Feet	Leased Square Feet	Percent Leased	Commenced Occupancy	Average Economic Occupancy (1)
229 West 43rd Street	New York, NY	100%	482	423	87.8%	87.8%	87.8%
315 Park Avenue South	New York, NY	100%	332	323	97.3%	97.3%	97.3%
249 West 17th Street	New York, NY	100%	281	278	98.9%	98.9%	98.9%
95 Columbus	Jersey City, NJ	100%	630	624	99.0%	99.0%	99.0%
218 West 18th Street	New York, NY	100%	166	166	100.0%	100.0%	80.7%
114 5th Avenue	New York, NY	49.5%	174 (2)	174 (2)	100.0%	100.0%	100.0%
149 Madison Avenue	New York, NY	100%	- (3)	- (3)	- (3)	- (3)	- (3)
799 Broadway	New York, NY	49.7% (4)	- (3)	- (3)	- (3)	- (3)	- (3)
101 Franklin (f/k/a 250 Church St)	New York, NY	92.5% (4)	- (3)	- (3)	- (3)	- (3)	- (3)
Terminal Warehouse	New York, NY	8.65% (4)	- (3)	- (3)	- (3)	- (3)	- (3)
Subtotal - New York			2,065	1,988	96.3%	96.3%	94.7%
650 California Street	San Francisco, CA	100%	471	449	95.3%	92.1%	89.9%
333 Market Street	San Francisco, CA	55%	361 (2)	361 (2)	100.0%	100.0%	100.0%
221 Main Street	San Francisco, CA	55%	212 (2)	205 (2)	96.7%	96.7%	95.5%
University Circle	East Palo Alto, CA	55%	249 (2)	202 (2)	81.1%	81.1%	80.6%
201 California Street	San Francisco, CA	100%	257	212	82.5%	82.5%	78.7%
Subtotal - San Francisco			1,550	1,429	92.2%	91.2%	89.7%
Market Square	Washington, D.C.	51%	344 (2)	307 (2)	89.2%	89.2%	85.1%
1800 M Street	Washington, D.C.	55%	311 (2)	303 (2)	97.4%	97.4%	97.4%
80 M Street	Washington, D.C.	100%	242 (5)	205	84.7%	84.7%	84.7%
Subtotal - Washington, D.C.			897	815	90.9%	90.9%	89.4%
116 Huntington Avenue	Boston, MA	100%	272	263	96.7%	96.7%	96.7%
Total - All Properties			**4,784**	**4,495**	**94.0%**	**93.6%**	**92.2%**
Total - All Properties (at 100%)			**6,219 (6)**	**5,844 (6)**			

(1) Measured based on the total square feet of leases that have commenced and are billing rents to tenants, divided by total rentable square feet. Reflects monthly average for the quarter.

(2) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture.

(3) Excluded as the property is currently under redevelopment / development.

(4) CXP owns the following additional interests in properties through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%), 101 Franklin Street (0.15%), and Terminal Warehouse (0.06%).

(5) Temporarily reduced building rentable square footage for the 7th floor which was removed from service during the first quarter 2020 upon commencement of the vertical expansion project.

(6) Includes 100% of properties held in joint ventures.

Supplemental Information - Q1 2021 20

Unaudited (SF in thousands) (at 3/31/2021) Rentable Leased Percent Square Footage (1) Square Footage (1) Leased As of December 31, 2020 4,780 4,571 95.6% Leasing Activity New Leases (2) 4 19 Lease Expirations/Early Terminations - (95) Net Absorption 4 (76) As of March 31, 2021 4,784 4,495 94.0% Supplemental Information - Q1 2021 21 Columbia Property Trust, Inc. Occupancy Summary (1) (1) Excludes 149 Madison, 799 Broadway, 101 Franklin, Terminal Warehouse, and 80 M Street (expansion space and 7th floor) which are currently under redevelopment / development. (2) New leasing activity for space that was either vacant at the beginning of the quarter or that became available due to expiration/termination of an existing lease. 97.6% 97.2% 96.3% 95.6% 94.0% 85% 90% 95% 100% 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 Percent Leased

Columbia Property Trust, Inc.

Leasing Summary

Unaudited (weighted average unless otherwise noted)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Renewal Leases					
Number of Leases	6	3	3	3	2
Square Feet of Leasing (at 100%)	47,498	17,267	15,057	76,257	18,585
Square Feet of Leasing (at CXP's share) (1)	38,646	9,282	10,374	46,137	17,115
Lease Term (months)	44	71	63	69	75
Tenant Improvements per Square Foot	12.96	40.00	15.50	29.62	34.28
Leasing Commissions per Square Foot	16.80	30.81	24.83	20.10	18.79
Total per Square Foot	$ 29.76	$ 70.81	$ 40.33	$ 49.72	$ 53.07
Tenant Improvements per Square Foot per Year of Lease Term	3.55	6.74	2.97	5.14	5.50
Leasing Commissions per Square Foot per Year of Lease Term	4.60	5.19	4.76	3.49	3.01
Total per Square Foot per Year	$ 8.15	$ 11.93	$ 7.73	$ 8.63	$ 8.51
Cash Rent Releasing Spread (2)	**0.7%**	**3.3%**	**0.8%**	**12.6%**	**18.3%**
GAAP Rent Releasing Spread (2)	**5.8%**	**18.7%**	**5.6%**	**28.5%**	**42.4%**
New Leases (Space Vacant > 1 Year)					
Number of Leases	-	-	-	1	3
Square Feet of Leasing (at 100%)	-	-	-	5,150	66,284
Square Feet of Leasing (at CXP's share) (1)	-	-	-	2,833	64,588
Lease Term (months)	-	-	-	121	191
Tenant Improvements per Square Foot	-	-	-	90.00	125.41
Leasing Commissions per Square Foot	-	-	-	31.76	68.70
Total per Square Foot	$ -	$ -	$ -	$ 121.76	$ 194.11
Tenant Improvements per Square Foot per Year of Lease Term	-	-	-	8.93	7.89
Leasing Commissions per Square Foot per Year of Lease Term	-	-	-	3.15	4.32
Total per Square Foot per Year	$ -	$ -	$ -	$ 12.08	$ 12.21
New Leases (Space Vacant < 1 Year) (3)					
Number of Leases	2	2	-	1	3
Square Feet of Leasing (at 100%)	21,530	17,002	-	5,583	40,956
Square Feet of Leasing (at CXP's share) (1)	18,855	15,842	-	3,071	37,961
Lease Term (months)	65	76	-	121	126
Tenant Improvements per Square Foot	53.79	62.77	-	75.00	58.90
Leasing Commissions per Square Foot	20.57	45.63	-	36.86	51.08
Total per Square Foot	$ 74.36	$ 108.40	$ -	$ 111.86	$ 109.98
Tenant Improvements per Square Foot per Year of Lease Term	9.90	9.87	-	7.44	5.61
Leasing Commissions per Square Foot per Year of Lease Term	3.79	7.18	-	3.66	4.86
Total per Square Foot per Year	$ 13.69	$ 17.05	$ -	$ 11.10	$ 10.47
Cash Rent Releasing Spread (2)	**21.2%**	**5.3%**	**-**	**5.6%**	**6.7%**
GAAP Rent Releasing Spread (2)	**24.1%**	**21.2%**	**-**	**26.0%**	**9.0%**
Total Leases					
Number of Leases	8	5	3	5	8
Square Feet of Leasing (at 100%)	69,028	34,269	15,057	86,990	125,825
Square Feet of Leasing (at CXP's share) (1)	57,501	25,124	10,374	52,041	119,664
Lease Term (months)	57	75	63	76	162
Tenant Improvements per Square Foot	37.89	57.25	15.50	36.67	97.82
Leasing Commissions per Square Foot	19.10	42.04	24.83	22.10	59.33
Total per Square Foot	$ 56.99	$ 99.29	$ 40.33	$ 58.77	$ 157.15
Tenant Improvements per Square Foot per Year of Lease Term	5.63	8.72	2.97	5.48	6.82
Leasing Commissions per Square Foot per Year of Lease Term	4.33	6.44	4.76	3.48	4.31
Total per Square Foot per Year	$ 9.96	$ 15.16	$ 7.73	$ 8.96	$ 11.13
Cash Rent Releasing Spread (2)	**13.2%**	**4.8%**	**0.8%**	**12.0%**	**9.1%**
GAAP Rent Releasing Spread (2)	**17.0%**	**20.6%**	**5.6%**	**28.3%**	**16.0%**

(1) Reflects CXP's ownership share for properties held in joint ventures.

(2) Spread calculation is based on the change in net rent (base rent plus reimbursements less operating expenses) for square feet of leasing (at 100% ownership).

(3) Includes executed leases that have not yet commenced for space covered by an existing lease.

Supplemental Information - Q1 2021 22

Unaudited (SF & $ in thousands) (at 3/31/2021) Expiring Annualized Lease Revenue (ALR) % of ALR Expiring Expiring Rentable Square Footage % of Rentable Square Footage Expiring -$ 0.0% 289 6.0% 22,108 6.5% 358 7.5% 23,013 6.8% 315 6.6% 36,821 10.8% 429 9.0% 22,073 6.5% 235 4.9% 53,768 15.8% 645 13.5% 43,656 12.9% 749 15.6% 15,038 4.4% 177 3.7% 8,528 2.5% 99 2.1% 18,914 5.6% 240 5.0% 44,623 13.1% 496 10.4% 3,449 1.0% 39 0.8% 3,425 1.0% 42 0.9% 17,653 5.2% 237 4.9% 7,443 2.2% 71 1.5% 19,541 5.7% 363 7.6% 340,053$ 100.0% 4,784 100.0% Supplemental Information - Q1 2021 23 Vacant Columbia Property Trust, Inc. Lease Expiration Schedule Year 2032 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2033 2034 2035+ Total NOTE: Expirations that have been renewed are reflected above based on the renewal expiration date. 6.5% 6.8% 10.8% 6.5% 15.8% 12.9% 4.4% 2.5% 5.6% 13.1% 1.0% 1.0% 5.2% 2.2% 5.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035+ Lease Expiration Schedule % of ALR Expiring

Columbia Property Trust, Inc.
Lease Expiration by Market

Unaudited (SF & $ in thousands)

	New York (1)			San Francisco (1)			Washington, D.C. (1)		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q2 2021	-	-	-	1	151	151.00	3	241	80.33
Q3 2021	175	6,490	37.09	86	8,365	97.27	35	3,148	89.94
Q4 2021	-	-	-	9	1,013	112.56	24	1,297	54.04
Total - 2021	175	6,490	37.09	96	9,529	99.26	62	4,686	75.58
Q1 2022	-	-	-	7	596	85.14	20	1,738	86.90
Q2 2022	32	2,601	81.28	15	1,337	89.13	12	868	72.33
Q3 2022	51	4,145	81.27	20	2,027	101.35	11	719	65.36
Q4 2022	-	-	-	13	1,214	93.38	59	3,417	57.92
Total - 2022	83	6,746	81.28	55	5,174	94.07	102	6,742	66.10
2023	76	6,162	81.08	203	20,801	102.47	80	5,497	68.71
2024	36	4,055	112.64	153	14,637	95.67	29	2,335	80.52
2025	336	28,878	85.95	165	15,749	95.45	128	8,182	63.92
Thereafter	1,282	96,771	75.48	757	48,190	63.66	414	32,906	79.48
Total	**1,988**	**$ 149,102**	**$ 75.00**	**1,429**	**$ 114,080**	**$ 79.83**	**815**	**$ 60,348**	**$ 74.05**

	Boston			All Markets		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q2 2021	5	266	53.20	9	658	73.11
Q3 2021	11	599	54.45	307	18,602	60.59
Q4 2021	9	538	59.78	42	2,848	67.81
Total - 2021	25	1,403	56.12	358	22,108	61.75
Q1 2022	20	1,243	62.15	47	3,577	76.11
Q2 2022	29	1,607	55.41	88	6,413	72.88
Q3 2022	21	1,204	57.33	103	8,095	78.59
Q4 2022	5	297	59.40	77	4,928	64.00
Total - 2022	75	4,351	58.01	315	23,013	73.06
2023	70	4,361	62.30	429	36,821	85.83
2024	17	1,046	61.53	235	22,073	93.93
2025	16	959	59.94	645	53,768	83.36
Thereafter	60	4,403	73.38	2,513	182,270	72.53
Total	**263**	**$ 16,523**	**$ 62.83**	**4,495**	**$ 340,053**	**$ 75.65**

(1) Reflects CXP's ownership share for properties held in joint ventures.

(2) Expiring ALR is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

Supplemental Information - Q1 2021 24

Columbia Property Trust, Inc.

Top 20 Tenants & Tenant Industry Profile

Unaudited (SF & $ in thousands) (at 3/31/2021)

Tenant	Credit Rating (1)	Number of Properties	Annualized Lease Revenue (ALR) (2)	% of ALR	Leased Square Footage	% of Leased Square Footage	Remaining Lease Term Years (3)
Twitter	BB+	2	$ 21,161	6.2%	230	5.1%	8.7
Pershing LLC	A	1	18,258	5.4%	471	10.5%	10.6
Yahoo! / Verizon Corporate Services	BBB+	1	16,651	4.9%	193	4.3%	4.3
Wells Fargo Bank N.A.	A+	3	16,117	4.8%	371	8.3%	5.3
Snap Inc.	Not Rated	1	13,328	3.9%	154	3.4%	11.8
Amazon	AA-	2	9,765	2.9%	88	2.0%	4.9
DocuSign, Inc.	Not Rated	1	7,953	2.3%	84	1.9%	3.3
DLA Piper US, LLP	Not Rated	1	7,908	2.3%	65	1.5%	2.3
Affirm, Inc.	Not Rated	1	7,331	2.2%	89	2.0%	5.0
WeWork Companies Inc.	CCC+	2	7,179	2.1%	129	2.9%	10.0
Room & Board	Not Rated	1	6,201	1.8%	60	1.3%	13.6
Quality Technology Services	BB-	1	5,436	1.6%	128	2.8%	5.5
Gemini Trust Company, LLC	Not Rated	1	4,860	1.4%	51	1.1%	8.2
Pitchbook	Not Rated	1	4,736	1.4%	51	1.1%	8.9
BDG Media, Inc.	Not Rated	1	4,552	1.4%	51	1.1%	7.6
ORC International	Not Rated	1	4,468	1.3%	57	1.3%	4.3
Oracle America, Inc.	A+	1	4,145	1.2%	51	1.1%	1.3
Edison Electric Institute	Not Rated	1	3,547	1.0%	40	0.9%	9.2
Mastercard International	A+	1	3,310	1.0%	38	0.8%	3.8
Equinox	Not Rated	1	3,300	1.0%	44	1.0%	16.0
Subtotal - Top 20			**$ 170,206**	**50.1%**	**2,445**	**54.4%**	**7.3**
All other			169,847	49.9%	2,050	45.6%	4.4
Total			**$ 340,053**	**100.0%**	**4,495**	**100.0%**	**5.9**

Tenant Industry Profile (2)



Business Services
30%
Depository Institutions
12%
Legal Services
8%
Engineering and Management Services
8%
Nondepository Institutions
5%
Security and Commodity Brokers
4%
Real Estate
4%
Holding & Other Investment Offices
3%
Printing & Publishing
2%
Computer Services
2%
Other
22%

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Only the S&P Global Ratings credit rating has been provided.

(2) Includes CXP's ownership share of ALR for properties held in joint ventures.

(3) Weighted average based on CXP's share of Annualized Lease Revenue.

Supplemental Information - Q1 2021 25

Columbia Property Trust, Inc.

Transaction Activity (1/1/19 - 4/29/21) - Acquisitions

Unaudited ($ in thousands)

Acquisitions

Property Name	Location	Acquisition Date	Percent Ownership	Purchase Price	Rentable Square Footage	$ / SF	% Leased at Acquisition
201 California Street	San Francisco, CA	12/9/2019	100%	$ 238,900	252,183	$ 947	98.8%
Total - Acquisitions (excluding Joint Ventures)				**$ 238,900**	**252,183**		

Property Purchased for Development in Joint Venture	Location	Closing Date	% Purchased	Purchase Value @ 100%	Approximate Developable Square Footage	Expected Delivery Date
Terminal Warehouse	New York, NY	3/13/2020	8.65%	$ 1,088,500	1,230,000	Q1 2023
101 Franklin Street (f/k/a 250 Church Street)	New York, NY	12/2/2019	92.5%	205,500	235,000	TBD
Total - Joint Ventures (Development)				**$ 1,294,000**	**1,465,000**	

Supplemental Information - Q1 2021 26

Columbia Property Trust, Inc.

Transaction Activity (1/1/19 - 4/29/21) - Dispositions

Unaudited ($ in thousands)

Dispositions

Property Name	Location	Disposition Date	Percent Ownership	Gross Sale Price	Rentable Square Footage	$ / SF	% Leased at Disposition
Pasadena Corporate Park	Los Angeles, CA	3/31/2020	100%	$ 78,000	261,677	298	94.3%
Cranberry Woods Drive	Pittsburgh, PA	1/16/2020	100%	180,000	823,979	218	100.0%
Lindbergh Center	Atlanta, GA	9/26/2019	100%	187,000	1,105,000	169	98.8%
One & Three Glenlake	Atlanta, GA	4/15/2019	100%	227,500	710,832	320	100.0%
Total - Dispositions (excluding Joint Ventures)				**$ 672,500**	**2,901,488**		
Property Contributed to Joint Venture	**Location**	**Closing Date**	**% Sold / Retained**	**Contributed Value @ 100%**	**Rentable Square Footage**	**$ / SF**	**% Leased at Closing Date**
221 Main Street	San Francisco, CA	10/8/2020	45% / 55%	$ 400,000	383,882	1,042	97.4%
Total - Joint Ventures				**$ 400,000**	**383,882**		

Supplemental Information - Q1 2021 27

Columbia Property Trust, Inc.

Development Projects

Unaudited ($ in thousands)

Project / Location	CXP Ownership Share (1)	Approximate Square Feet	Project Start	Estimated Initial Occupancy	% Leased
149 Madison Avenue Redevelopment New York, NY	100%	121,000	Q4 2017	TBD	0%
799 Broadway New York, NY	49.7%	182,000	Q4 2018	Q4 2021	0%
80 M Street Vertical Expansion Washington, D.C.	100%	105,000	Q2 2020	Q2 2022	57%
101 Franklin Street (f/k/a 250 Church St) Redevelopment New York, NY	92.5%	235,000	TBD	TBD	0%
Terminal Warehouse Redevelopment New York, NY	8.65%	1,230,000	Q2 2021	Q1 2023	0%

Project / Location	CXP Share								
	Balance at 3/31/21			Remainder to Complete (estimated)			Total Investment		
	Equity	Debt	Total	Equity	Debt	Total	Equity	Debt	Total
149 Madison Avenue Redevelopment New York, NY	$ 121,460	$ -	$ 121,460	TBD	TBD	TBD	TBD	TBD	TBD
799 Broadway New York, NY	$ 51,962	$ 72,118	$ 124,080	$ 6,641	$ 20,821	$ 27,462	$ 58,603	$ 92,939	$ 151,542
80 M Street Vertical Expansion Washington, D.C.	$ 32,928	$ -	$ 32,928	$ 62,872	$ -	$ 62,872	$ 95,800	$ -	$ 95,800
101 Franklin Street (f/k/a 250 Church St) Redevelopment New York, NY	$ 209,701	$ -	$ 209,701	TBD	TBD	TBD	TBD	TBD	TBD
Terminal Warehouse Redevelopment New York, NY	$ 47,156	$ 55,837	$ 102,993	$ 9,930	$ 49,150	$ 59,080	$ 57,086	$ 104,987	$ 162,073

(1) CXP owns the following additional interests in properties through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%), 101 Franklin Street (0.15%), and Terminal Warehouse (0.06%).

Supplemental Information - Q1 2021 28

Columbia Property Trust, Inc.

Reconciliation of Net Income to Normalized Funds From Operations (NFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net income (loss) attributable to CXP stockholders	$ 477	$ 98,968	$ 5,367	$ 5,085	$ 6,290
Depreciation	16,531	15,367	17,378	17,379	18,330
Amortization	4,844	6,868	9,584	7,405	6,721
Adjustments included in income (loss) from unconsolidated joint ventures	14,737	15,295	12,795	13,484	12,797
Gain on sale of real estate assets	-	(175,272)	-	(17)	(13,344)
FFO	$ 36,589	$ (38,774)	$ 45,124	$ 43,336	$ 30,794
Adjustments included in income (loss) from unconsolidated joint ventures	-	-	9	4	(13)
Acquisition and restructuring costs	-	6,174	391	358	12,081
Strategic review costs	2,356	-	-	-	-
Non-cash compensation expense - OP units	1,831	3,190	3,190	3,155	2,358
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(136)	(134)	(130)	(128)
Impairment loss on goodwill	-	63,806	-	-	-
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	97	2,838	191	126	71
Normalized FFO	$ 40,744	$ 37,098	$ 48,771	$ 46,849	$ 45,163
Normalized FFO per share/unit (Basic)	$ 0.35	$ 0.32	$ 0.42	$ 0.40	$ 0.39
Normalized FFO per share/unit (Diluted)	$ 0.35	$ 0.32	$ 0.42	$ 0.40	$ 0.39
Weighted-average common shares/units outstanding - Basic	117,359	117,190	117,189	117,167	116,910
Weighted-average common shares/units outstanding - Diluted	117,851	117,213	117,189	117,167	116,925

Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net Cash Provided by Operating Activities	$ 19,241	$ 24,390	$ 35,655	$ 28,228	$ 16,147
Adjustments included in income (loss) from unconsolidated joint ventures	21,043	15,309	12,127	12,923	13,125
Distributions from unconsolidated joint ventures	(7,750)	(7,363)	(5,044)	(7,042)	(6,996)
Net changes in operating assets and liabilities	6,090	3,925	(801)	9,276	6,892
Non-cash compensation expense in acquisition costs	-	(2,935)	(1)	(1)	(310)
Acquisition and restructuring costs	-	6,174	391	358	12,081
Market value adjustment to investment in Real Estate Funds	(239)	(121)	(192)	(227)	(160)
Maintenance capital (1) (2)	(1,984)	(5,824)	(3,194)	(2,138)	(8,192)
AFFO	$ 36,401	$ 33,555	$ 38,941	$ 41,377	$ 32,587
Weighted-average common shares/units outstanding - Basic	117,359	117,190	117,189	117,167	116,910
Weighted-average common shares/units outstanding - Diluted	117,851	117,213	117,189	117,167	116,925

(1) See page 33 of this supplemental report for a description of Maintenance Capital and page 14 for more details on capital expenditures.
(2) Reflects CXP's ownership share of capital expenditures for properties held in joint ventures.

Supplemental Information - Q1 2021 29

Columbia Property Trust, Inc.

Reconciliation of Net Operating Income (based on GAAP rents) to Net Operating Income (based on cash rents)

Unaudited (in thousands)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net Operating Income (based on GAAP rents)	$ 57,214	$ 50,462	$ 67,366	$ 65,356	$ 63,009
Straight-line rental income, net (wholly-owned)	(1,600)	3,577	(5,045)	(2,183)	(3,275)
Straight-line rental income, net (joint venture)	1,397	1,045	516	843	559
Above/below market lease amortization, net(wholly-owned)	(509)	(2,105)	(1,722)	(1,390)	(1,391)
Above/below market lease amortization, net (joint venture)	(1,804)	(2,735)	(2,951)	(3,044)	(2,551)
Net Operating Income (based on cash rents)	$ 54,698	$ 50,244	$ 58,164	$ 59,582	$ 56,351

Reconciliation of Funds From Operations (FFO) to Adjusted Funds From Operations (AFFO)

Unaudited (in thousands)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
FFO	$ 36,589	$ (38,774)	$ 45,124	$ 43,336	$ 30,794
Adjustments included in income (loss) from unconsolidated joint ventures	-	-	9	4	(13)
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(136)	(134)	(130)	(128)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	97	2,838	191	126	71
Acquisition and restructuring costs	-	6,174	391	358	12,081
Strategic review costs	2,356	-	-	-	-
Impairment loss on goodwill	-	63,806	-	-	-
Non-cash compensation expense - OP units	1,831	3,190	3,190	3,155	2,358
Normalized FFO	$ 40,744	$ 37,098	$ 48,771	$ 46,849	$ 45,163
Above/below market lease amortization, net	(509)	(2,105)	(1,722)	(1,390)	(1,391)
Straight-line rental income, net	(1,600)	3,577	(5,045)	(2,183)	(3,275)
Strategic review costs	(2,356)	-	-	-	-
Non-cash compensation expense - stock	2,314	2,282	2,197	2,081	1,989
Non-cash interest expense	643	643	643	643	643
Non-cash operating lease expense - G&A	(50)	(32)	(30)	(30)	(37)
Other non-cash adjustments included in income (loss) from unconsolidated joint ventures	(801)	(2,084)	(2,679)	(2,455)	(2,313)
Total other non-cash adjustments	(2,359)	2,281	(6,636)	(3,334)	(4,384)
Maintenance capital (1) (2)	(1,984)	(5,824)	(3,194)	(2,138)	(8,192)
AFFO	$ 36,401	$ 33,555	$ 38,941	$ 41,377	$ 32,587
Weighted-average common shares/units outstanding - Basic	117,359	117,190	117,189	117,167	116,910
Weighted-average common shares/units outstanding - Diluted	117,851	117,213	117,189	117,167	116,925

(1) See page 33 of this supplemental report for a description of Maintenance Capital and page 14 for more details on capital expenditures.
(2) Reflects CXP's ownership share of capital expenditures for properties held in joint ventures.

Supplemental Information - Q1 2021 30

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net income (loss) attributable to CXP stockholders	$ 477	$ 98,968	$ 5,367	$ 5,085	$ 6,290
Interest expense (net)	7,535	8,323	9,415	9,449	9,553
Income tax expense	(329)	(760)	383	(185)	(2,243)
Depreciation	16,531	15,367	17,378	17,379	18,330
Amortization	4,844	6,868	9,584	7,405	6,721
Adjustments included in income (loss) from unconsolidated joint ventures	16,443	16,996	15,140	15,704	14,661
EBITDA	$ 45,501	$ 145,762	$ 57,267	$ 54,837	$ 53,312
Gain on sale of real estate assets	-	(175,272)	-	(17)	(13,344)
EBITDA*re*	$ 45,501	$ (29,510)	$ 57,267	$ 54,820	$ 39,968
Acquisition and restructuring costs	-	6,174	391	358	12,081
Strategic review costs	2,356	-	-	-	-
Non-cash compensation expense - OP units	1,831	3,190	3,190	3,155	2,358
Impairment loss on goodwill	-	63,806	-	-	-
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(136)	(134)	(130)	(128)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	97	2,838	191	126	71
Adjusted EBITDA*re*	$ 49,656	$ 46,362	$ 60,905	$ 58,329	$ 54,350
Management fee revenues	(10,079)	(10,127)	(9,632)	(10,447)	(8,240)
Management fee revenues - unconsolidated (1)	(565)	(545)	(809)	(514)	(342)
General and administrative	7,945	6,405	8,325	7,964	9,424
Management fee expense	9,269	7,522	7,785	9,231	6,945
Straight line rental income (net)	(1,600)	3,577	(5,045)	(2,183)	(3,275)
Above/below market lease amortization, net	(509)	(2,105)	(1,722)	(1,390)	(1,391)
Market value adjustment to investment in Real Estate Funds	239	121	192	227	160
Adjustments included in income (loss) from unconsolidated joint ventures	342	(966)	(1,835)	(1,635)	(1,280)
Net Operating Income (based on cash rents)	$ 54,698	$ 50,244	$ 58,164	$ 59,582	$ 56,351
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (2)	(23,436)	(18,022)	(17,136)	(18,468)	(18,552)
Less Net Operating Income from:					
Acquisitions / Development (3), (4)	145	234	(6,333)	74	71
Dispositions (5)	(1)	(182)	(2,084)	(2,310)	(4,112)
Same Store Net Operating Income (based on cash rents) wholly-owned properties (6)	$ 31,406	$ 32,274	$ 32,611	$ 38,878	$ 33,758

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 18).

(3) No properties have been acquired since January 1, 2020.

(4) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(5) Reflects activity for the following properties sold since January 1, 2020, for all periods presented: 221 Main Street (45% share), Pasadena Corporate Park, and Cranberry Woods Drive.

(6) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q1 2021 31

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net income (loss) attributable to CXP stockholders	$ 477	$ 98,968	$ 5,367	$ 5,085	$ 6,290
Interest expense (net)	7,535	8,323	9,415	9,449	9,553
Income tax expense	(329)	(760)	383	(185)	(2,243)
Depreciation	16,531	15,367	17,378	17,379	18,330
Amortization	4,844	6,868	9,584	7,405	6,721
Adjustments included in income (loss) from unconsolidated joint ventures	16,443	16,996	15,140	15,704	14,661
EBITDA	$ 45,501	$ 145,762	$ 57,267	$ 54,837	$ 53,312
Gain on sale of real estate assets	-	(175,272)	-	(17)	(13,344)
EBITDA*re*	$ 45,501	$ (29,510)	$ 57,267	$ 54,820	$ 39,968
Acquisition and restructuring costs	-	6,174	391	358	12,081
Strategic review costs	2,356	-	-	-	-
Non-cash compensation expense - OP units	1,831	3,190	3,190	3,155	2,358
Impairment loss on goodwill	-	63,806	-	-	-
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(136)	(134)	(130)	(128)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	97	2,838	191	126	71
Adjusted EBITDA*re*	$ 49,656	$ 46,362	$ 60,905	$ 58,329	$ 54,350
Management fee revenues	(10,079)	(10,127)	(9,632)	(10,447)	(8,240)
Management fee revenues - unconsolidated (1)	(565)	(545)	(809)	(514)	(342)
General and administrative	7,945	6,405	8,325	7,964	9,424
Management fee expense	9,269	7,522	7,785	9,231	6,945
Market value adjustment to investment in Real Estate Funds	239	121	192	227	160
Adjustments included in income (loss) from unconsolidated joint ventures	749	724	600	566	712
Net Operating Income (based on GAAP rents)	$ 57,214	$ 50,462	$ 67,366	$ 65,356	$ 63,009
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (2)	(23,774)	(18,761)	(19,297)	(20,013)	(20,607)
Less Net Operating Income from:					
Acquisitions / Development (3), (4)	76	(726)	(7,003)	(540)	(51)
Dispositions (5)	(1)	(189)	(2,407)	(2,274)	(4,008)
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (6)	$ 33,515	$ 30,786	$ 38,659	$ 42,529	$ 38,343

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 18).

(3) No properties have been acquired since January 1, 2020.

(4) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(5) Reflects activity for the following properties sold since January 1, 2020, for all periods presented: 221 Main Street (45% share), Pasadena Corporate Park, and Cranberry Woods Drive.

(6) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q1 2021 32

Supplemental Information - Q1 2021 33 EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Columbia Property Trust, Inc. Definitions - Non-GAAP Financial Measures Included in this supplemental report are non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. These measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the company's financial condition and results of operations can be found below. These non- GAAP measures should not be viewed as alternative measurements of our operating performance calculated in accordance with GAAP. Other companies may calculate these measures differently and our calculation should not be compared to that of other companies. Adjusted Funds From Operations (“AFFO”): AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences in payments and receipts (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) maintenance capital expenditures (see definition below), and adding back (vi) stock based compensation expense, (vii) non-cash interest expense and (viii) non-cash lease expenses. AFFO excludes revenues for deferred rental billings. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. Adjusted EBITDAre : Adjusted EBITDAre is defined as EBITDAre plus (minus) losses and gains on early extinguishment of debt, plus (minus) losses and gains from interest rate swaps, plus strategic review costs. EBITDAre : The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines EBITDAre as net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. Annualized Lease Revenue (“ALR”): ALR is the sum of (i) annualized rental payments (defined as base rent plus operating expense reimbursements, excluding rental abatements) for executed and commenced leases as well as leases executed but not yet commenced for vacant space, and (ii) annualized parking revenues, payable either under the terms of an executed lease or vendor contract. ALR excludes rental payments for executed leases that have not yet commenced for space covered by an existing lease. Maintenance Capital: Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Maintenance capital excludes capital for recent acquisitions, first generation leasing, and all other types of Investment Capital, as defined below. Investment Capital: Capital expenditures incurred for development and redevelopment projects; to bring properties up to our ownership standards; to expand or repurpose building functionality; to increase property's revenue-generating capability; to lease space to first generation tenants; or to lease space that has been vacant for more than one year. All costs incurred within 36 months of acquisition are considered Investment Capital. We establish our ownership standards based on Class A office property characteristics typical for the respective local market, including level of finishes, systems, accessibility, and defined market presence. Funds From Operations (“FFO”): FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Normalized FFO: We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) losses and gains on interest rate swaps, (ii) losses and gains on early extinguishment of debt, and (iii) strategic review costs. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Net Operating Income (based on cash rents) (“NOI - cash rents”): NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market lease amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Net Operating Income (based on GAAP rents) (“NOI - GAAP rents”): NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operating for the entirety of the reporting periods presented. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Definitions - Other